Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2023, with respect to the consolidated financial statements of Acutus Medical, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
March 23, 2023